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                                                                     EXHIBIT 16

                         [COOPERS & LYBRAND LETTERHEAD]




                                        July 16, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Sunstone Hotel Investors, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of July 1997. We agree with the statements concerning our Firm in such Form 8-K.

                                        Very truly yours,



                                        /s/  Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.